Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this Form S-8, "Registration Statement under the Securities Act of 1933," our audit report included in the Company's Annual Report on Form 10-KSB and 10-KSB/A for the year ended December 31, 2000.


/s/Clancy and Co., P.L.L.C.
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CLANCY AND CO., P.L.L.C.
Certified Public Accountants

June 27, 2001